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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10KSB Annual Report of Atlantis Group, Inc. and Subsidiaries (f/k/a Microterra, Inc.) and Subsidiaries for the year ended December 31, 1995, our report dated March 20, 1996 which includes an explanatory paragraph about the uncertainties of the Company to continue as going concern related to the audited consolidated financial statements of Atlantis Group, Inc. and Subsidiaries (f/k/a Microterra, Inc.) and Subsidiaries which appear in such form 10KSB.



                                              WEINBERG, PERSHES & COMPANY, P.A.
                                              Certified Public Accountants



Boca Raton, Florida
April 12, 1996